UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2006 (August 31, 2006)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement.

On August 31, 2006, MQ Associates, Inc. (“MedQuest”), through certain of our subsidiaries, entered into new lease agreements with respect to space for 15 of our existing imaging centers and one medical records storage facility with Image Properties, LLC (“Image Properties”), a company owned by our former Chief Executive Officer and our former President, both of whom are current MedQuest stockholders.  MedQuest guarantees all of the real estate leases between our subsidiaries and Image Properties. These new leases provide for aggregate monthly rent of approximately $0.2 million. The new leases are typically for initial seven-year terms, expiring in 2013, and have two five-year renewal options.

As of the date hereof, we continue to lease our corporate headquarters from Image Properties for monthly rent of approximately $0.1 million. The corporate headquarters lease with Image Properties expires in October 2006 and we do not intend to renew it.

ITEM 1.02.            Termination of a Material Definitive Agreement.

Each of the 16 leases that existed prior to August 31, 2006 between certain of our subsidiaries and Image Properties with respect to our existing imaging centers and a medical records storage facility was terminated upon execution of, and superseded by, the new leases discussed above in Item 1.01.

ITEM 8.01.            Other Events.

In July 2005, Image Properties made a claim against MedQuest related to the reconciliation of certain expenses that Image Properties claimed it paid on MedQuest’s behalf with respect to the facilities MedQuest leases from Image Properties. This claim has been settled and resolved.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MedQuest’s future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MedQuest’s current expectations and are subject to a number of risks, uncertainties and assumptions.  MedQuest can give no assurance that such forward-looking statements will prove to be correct.  Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MedQuest’s services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MedQuest’s ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Annual Report on Form 10-K for the year ended December 31, 2005, as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: September 7, 2006

	By:	/s/ Todd E. Andrews
Name: Todd E. Andrews
Title: Chief Financial Officer